Exhibit 99.4

Pro Forma Data

The following pro forma unaudited condensed consolidated financial information and explanatory notes are presented to display the impact of the merger on the companies historical results of operations had the companies been combined as the dates indicated under the purchase method of accounting. This information shows the impact of the common stock offering completed by LaPorte Bancorp, Inc. and the merger of LaPorte Bancorp, Inc. (LaPorte Bancorp) and City Savings Financial Corporation (City Savings Financial) on The LaPorte Savings Bank’s historical results of operations under the purchase method of accounting with LaPorte Bancorp as the acquirer. Under this method of accounting, LaPorte Bancorp records the assets and liabilities of City Savings Financial at their estimated fair values as of October 12, 2007, the date the merger was completed.

The pro forma unaudited condensed consolidated financial information combines the historical financial information of The LaPorte Savings Bank and City Savings Financial for the nine months ended September 30, 2007 and for the year ended December 31, 2006. These statements give effect to the stock offering and the merger as if the transactions had been completed at the beginning of each period. As the transactions were completed on October 12, 2007, the effect of the stock offering and acquisition of City Savings Financial are not reflected on The LaPorte Savings Bank’s historical consolidated balance sheet at September 30, 2007 so the pro forma unaudited condensed consolidated information also includes a pro forma unaudited condensed consolidated statement of financial condition as of September 30, 2007. Common shares issued and cash consideration paid resulting from the stock offering and merger transactions are described in the pro forma notes.

The pro forma unaudited condensed consolidated financial information has been derived from, and should be read in conjunction with the historical consolidated financial statements and the related notes of both The LaPorte Savings Bank and City Savings Financial.

The pro forma adjustments in the tables reflect the issuance of 1,299,219 common shares from the offering and 961,931 common shares from the merger. City Savings Financial shareholders received in the merger $34.00 in cash, or 3.4 shares of LaPorte Bancorp common stock, or a combination thereof for each City Savings Financial share held with the amount of common stock equal to 50% of the merger consideration based on the terms of the merger agreement. The remainder of the merger consideration consisted of $10.2 million in cash. The purchase price for purposes of the pro forma presentation for City Savings Financial was calculated as follows:

September 30, 2007
(In thousands)
Net assets acquired (not adjusted for purchase accounting)	$12,023
Elimination of acquired stock based benefit plans, net of tax	241
Purchase accounting adjustments:
Estimated non-tax deductible merger costs	(1,111)
Estimated tax deductible merger costs	(1,065)
Loans receivable, net (1)	(252)
Deposits (1)	(192)
Borrowings (1)	52
Securities available-for-sale (2)	18
Premises and Equipment (3)	(192)
Other Real Estate Owned (3)	(24)
Core deposit intangible asset (4)	1,534
Customer relationship intangible(5)	304
Tax impact of taxable purchase accounting adjustments at 39%	(71)
Goodwill	8,335

Purchase price, net (6)	$19,600

(1)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. In addition, loans, certificates of deposit and borrowings adjustments reflect the market value adjustment assigned to each class of these items. Fair value adjustments are calculated using discounted cash flow analysis using a comparison of portfolio rates to market rates as of October 12, 2007, with such adjustments applied to the balances as of the same date. Fair value adjustments are amortized using the estimated lives of the respective assets and liabilities.

(2)	Adjustments to securities available-for-sale reflects the market value adjustment assigned to each individual security based on a third party valuation as of October 12, 2007.

(3)	Adjustment to premises and equipment and other real estate owned reflect the market value adjustment assigned based on current appraisals obtained.
(4)

Core deposits intangibles reflect the present value benefit to LaPorte Bancorp of utilizing the acquired core deposits as a funding source relative to wholesale funding costs based on the rates of Federal Home Loan Bank advances. The core deposit intangible is calculated using deposit balances and interest rates as of October 12, 2007. Costs of the acquired core deposits included interest costs, plus estimated operating expenses, less estimated noninterest income to be derived from the core deposits. Acquired core deposits are projected to decay based on assumptions promulgated by the Office of Thrift Supervision. The yield benefit for each period is discounted to present value using a weighted average cost of capital. The core deposit intangibles are amortized over the estimated lives of the core deposits using an accelerated amortization method.

(5)	Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank by acquiring the existing customers of City Savings Financial.
(6)	The composition of the purchase price, net, is as follows (in thousands)

Stock portion of merger consideration	$9,620
Cash portion of merger consideration	9,620
Cash cost of purchasing options	591
Less: tax effect of purchasing options at 39% tax rate	(231)

Purchase price, net	$19,600

The cash required to complete the merger totals $12.0 million, including $9.6 million of cash merger consideration, $360,000 of net cash required to purchase stock options, $1.1 million of non-tax deductible merger expenses, $1.1 million of tax deductible merger expenses and $66,000 of one-time restructuring expenses net of $241,000 saved by terminating City Saving Financial’s existing ESOP and stock benefit plan.

The net proceeds of the offering are based upon the following assumptions:

•	LaPorte Bancorp sold 1,299,219 shares of common stock in the subscription offering;

•

The Bank’s employee stock ownership plan purchased 180,894 shares equal to 8.0% of the total number of shares of LaPorte Bancorp common stock issued in the offering and the merger, with a loan from LaPorte Bancorp;

•	expenses of the offering, other than the fees to be paid to Keefe Bruyette & Woods, Inc., are estimated to be $890,000;

•	102,100 shares of common stock will be purchased by LaPorte Bancorp’s executive officers and directors, and their immediate families; and

•

Keefe Bruyette & Woods, Inc. received $158,000, equal to 1.25% of the aggregate purchase price of the shares of stock sold in the offering, excluding any shares purchased by any employee benefit plans and any of LaPorte Bancorp’s directors, officers or employees or members of their immediate

The pro forma unaudited condensed consolidated financial statements give effect to the stock offering and the acquisition by LaPorte Bancorp of City Savings Financial in a transaction accounted for under the purchase method of accounting. The pro forma unaudited condensed consolidated statement of financial condition is based on the individual unaudited statements of condition of The LaPorte Savings Bank and City Savings Financial as of September 30, 2007. The pro forma unaudited condensed consolidated statements of income are based on the individual consolidated statements of income of The LaPorte Savings Bank and City Savings Financial, and combine the results of the consolidated statements of income of The LaPorte Savings Bank and City Savings Financial for the year ended December 31, 2006, audited for The LaPorte Savings Bank and unaudited for City Savings Financial, and the nine months ended September 30, 2007(unaudited), as if the acquisition had occurred at the beginning of the respective periods.

The pro forma unaudited condensed consolidated financial information set forth herein was prepared for purposes of complying with Regulation S-X of the Securities and Exchange Commission in connection with the filing of the Form 8-K of LaPorte Bancorp relating to the acquisition of City Savings Financial, since such acquisition is significant to the financial statements of LaPorte Bancorp and The LaPorte Savings Bank.

This information shows the impact of the merger with City Savings Financial on The LaPorte Savings Bank’s historical results of operations under the purchase method of accounting with LaPorte Bancorp treated as the acquirer. Under this method of accounting, LaPorte Bancorp records the assets and liabilities of City Savings Financial at their estimated fair values as of October 12, 2007, the date the merger was completed. Certain amounts, including goodwill, are subject to change. Valuations of certain City Savings Financial assets and liabilities were performed with the assistance of independent valuation consultants. Adjustments to the purchase accounting entries may occur during the first year as a result of refinement of the valuations by LaPorte Bancorp.

The pro forma unaudited condensed consolidated financial statements are provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of the actual results that would have been achieved had the offering and merger been consummated as of the dates shown, and is not indicative of future results. The pro forma unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto of The LaPorte Savings Bank and City Savings Financial contained elsewhere in this document or previous filings with the Securities and Exchange Commission on Form 10-Q or Form S-1.

Shareholders’ equity represents the resulting book value of the common shareholders’ ownership of LaPorte Bancorp, The LaPorte Savings Bank and City Savings Financial computed in accordance with accounting principles generally accepted in the United States of America. Pro forma shareholders’ equity and book value are not intended to represent the fair market value of the common stock and, due to the existence of the tax bad debt reserve and the liquidation account, may be different than amounts that would be available for distribution to shareholders in the event of liquidation. The LaPorte Savings Bank has agreed to assume and maintain the existing liquidation account of City Savings Bank at the completion of the merger.

The pro forma unaudited net income and common shareholders’ equity derived from the above assumptions are qualified by the statements set forth under this caption and should not be considered indicative of the market value of LaPorte Bancorp common stock or the actual results of operations of LaPorte Bancorp and City Savings Financial for any period. Pro Forma merger adjustments to net income include entries to reflect the estimated fair value adjustments on financial assets and liabilities and the amortization of identifiable intangible assets created in the acquisition. Excluded from the calculation of pro forma net income are any adjustments to reflect the estimated interest income to be earned on the net proceeds of the offering, the estimated interest income to be foregone on the cash required to fund the merger with City Savings Financial and related expenses, and other estimated expense reductions from consolidating the operations of City Savings Financial with those of LaPorte Bancorp. Such entries will be recorded as incurred, are generally non-recurring and are thus not reflected in the calculations of pro forma net income.

The following table presents pro forma unaudited balance sheet information at September 30, 2007 at the final offering amount, reflecting the issuance of 1,299,219 shares in the offering, the issuance of 2,522,013 shares to LaPorte Savings Bank, MHC and the issuance of 961,931 shares to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Financial Condition

September 30, 2007

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (2)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands)
Assets
Cash and cash equivalents	$8,151	$9,098	(3)	$17,249	$4,929	$(12,859	) (10)	$9,319
Interest bearing time deposit	—	—		—	100	—		100
Securities available-for-sale	88,185	—		88,185	11,963	18	(13)	100,166
Securities held-to-maturity	—	—		—	118	—		118
Federal Home Loan Bank stock, at cost	2,661	—		2,661	1,526	—		4,187
Loans held for sale	795	—		795	185	—		980
Loans receivable, net	130,903	—		130,903	96,155	(252	) (11)	226,806
Premises and equipment, net	7,895	—		7,895	3,708	(192	) (14)	11,411
Cash surrender value of life insurance	6,231	—		6,231	2,778	—		9,009
Goodwill	—	—		—	—	8,335	(12)	8335
Core deposit intangible	—	—		—	—	1,534	(15)	1,534
Customer relationship intangible	—	—		—	—	304	(16)	304
Other amortizing intangible assets – mortgage servicing rights	403	—		403	—	—		403
Other	4,943	—		4,943	3,143	(69	) (17)	8,017

Total assets	$250,167	$9,098		$259,265	$124,605	$(3,181)		$380,689

Liabilities
Deposits	$184,305	$—		$184,305	$83,682	$192	(18)	$268,179
Federal Home Loan Bank advances and other borrowings	36,500	—		36,500	21,506	(52	) (19)	57,954
Other liabilities	2,471	—	(4)	2,471	2,394	(878	) (20)	3,987
Subordinated debentures	—	—		—	5,000	—		5,000

Total liabilities	$223,276	$—		$223,276	$112,582	$(738)		$335,120

Shareholders’ equity
Common stock	$—	$38	(5)	$38	$5,383	$(5,373	) (21)	$48
Surplus and paid-in-capital	770	11,906	(6)	12,676	—	9,610	(22)	22,286
Retained earnings	26,840	(100	) (7)	26,740	6,946	(6,986	) (23)	26,700
Accumulated other comprehensive (loss) income, net of tax	(719)	—		(719)	(95)	95	(24)	(719)
Treasury stock	—	—		—	—	—		—
Employee stock ownership plan	—	(1,809	) (8)	(1,809)	(211)	211	(24)	(1,809)
Restricted stock	—	(937	) (9)	(937)	—	—		(937)

Total equity	$26,891	$9,098		$35,989	$12,023	$(2,443)		$45,569

Total liabilities and equity	$250,167	$9,098		$259,265	$124,605	$(3,181)		$380,689

(footnotes on following pages)

(1)

Shows the effect of the final stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, for the final stock offering, offering expenses of $1,048,000, and establishment of an ESOP that will acquire 8.00% of the shares issued in the offering and the merger and establishment of an equity incentive plan that will acquire up to 1.96% of the total pro forma shares outstanding. The Federal Deposit Insurance Corporation has indicated that we may not, without its approval, reserve for issuance under the stock-based incentive plan an amount of restricted shares in excess of 4% of the shares issued in the stock offering and merger. Accordingly, the number of shares reserved for issuance under this stock-based incentive plan may be somewhat less than set forth herein. The ESOP will purchase its shares in the offering and possibly open market purchases. The equity incentive plan will purchase shares in the open market. Open market purchases by the ESOP and equity incentive plan are assumed to occur at $10 per share.

(2)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.
(3)	Calculated as follows:

(In thousands)
Gross proceeds of offering	$12,992
Estimated expenses	(1,048)
Initial capitalization of mutual holding company	(100)
Common stock acquired by ESOP	(1,809)
Common stock acquired by equity incentive plan	(937)

Pro forma adjustment	$9,098

(4)	The ESOP loan is assumed to be funded internally with a loan from LaPorte Bancorp, thus no borrowing liability will be recorded on the consolidated balance sheet of LaPorte Bancorp.
(5)	Par value $0.01 per share and the issuance of 1,299,219 shares in the offering and 2,522,013 shares issued to LaPorte Savings Bank, MHC.
(6)	Calculated as follows:

(In thousands)
Net proceeds of offering	$11,944
Less: par value (Footnote 5)	(38)

Pro forma adjustment	$11,906

(7)	Initial capitalization of the mutual holding company.
(8)	Contra-equity account established to reflect the obligation to repay the loan to the ESOP.
(9)	Contra-equity account established to reflect the equity incentive plan.
(10)

Includes the cash portion of the merger consideration paid to shareholders of City Savings Financial, non-tax deductible transaction expenses, tax deductible transaction expenses and one time restructuring expenses.

(In thousands)
Cash portion of merger consideration	$9,980
Non-tax deductible transaction expenses	1,111
Tax deductible transaction expenses	1,065
One time restructuring expenses	66
Payout of director and employee benefits	878
Less: cash provided by termination of City Savings Financial existing ESOP and MRP	(241)

Total cash adjustment	$12,859

(11)

Adjustment to loans receivable, net includes a reduction under AICPA Statement of Position (SOP) 03-3 (net of City Savings Financial’s specific ALLL) for consideration of the nonaccretable difference for loans to be acquired from City Savings Financial based on the application of The LaPorte Savings Bank’s methodology for calculating its allowance for loan losses to the information available to it regarding City Savings Financial’s loans. The pro forma adjustment to loans receivable, net also reflects a reduction for a yield adjustment of $204,000. The yield adjustment reflects the present value difference between portfolio yields and market rates as of October 12, 2007 for loans acquired in the merger. For variable rate loans that reprice frequently and with no significant change in credit risk, fair value is the carrying value. For other categories of loans such as fixed rate residential mortgages, commercial and consumer loans, fair value is estimated based on discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar collateral and credit ratings and for similar remaining maturities. Yield adjustments are accreted into income over the lives of the related loans.

(12)

Goodwill is an intangible asset that is not subject to amortization. The goodwill balance will be tested annually for impairment. The final goodwill number recorded decreased $73,000 to $8.262 million at October 12, 2007; as compared to the goodwill number used for pro forma purposes due to the net earnings of City Savings Financial from October 1, 2007 through October 12, 2007 not reflected in the September 30, 2007 unaudited statements. Goodwill is calculated as follows:

City Savings Financial Goodwill
(In thousands, except per share data)
Purchase price per share ($)	$34.00
Number of City Savings shares acquired	565,863
Number of City Savings options acquired	39,016
Average exercise price of options ($)	$18.84
Cost of purchasing shares	$19,240
Cost of purchasing options at the difference between $34.00 and the exercise price of the options	591
Tax effect of purchasing options at 39%	(231)

Purchase price, net	$19,600
Less: acquired shareholders’ equity	(12,023)
Less: repayment of ESOP loan	(211)
Less: tax benefit from accelerated MRP vesting at 39%	(30)
Plus: non-tax deductible transaction costs	1,111
Plus: taxable purchase accounting adjustments:
Tax deductible transaction expenses	1,065
Yield adjustment for acquired CDs	192
Yield adjustment for acquired borrowings	(52)
Yield adjustment for acquired loans	204
Premium on acquired securities available-for-sale	18
Discount on acquired buildings and premises	192
Discount on acquired other real estate owned	24
Additional allowance for loan losses	48
Core deposit intangible	(1,534)
Customer relationship intangible	(304)
Tax effect at the marginal tax rate at 39%	71

Goodwill	$8,335

(13)

Premium on acquired securities available-for-sale reflects the change in the difference between current market valuation and book value for the securities available-for-sale acquired in the merger at October 12, 2007 compared to September 30, 2007.

(14)	Discount on acquired buildings and premises reflects the difference between current appraisal valuations compared to the book value of the land and buildings acquired in the merger.
(15)

Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired City Savings Financial core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.

(16)

Customer relationship intangible reflects the estimated customer acquisition costs saved by The LaPorte Savings Bank in acquiring the existing customers of City Savings Financial. The customer relationship intangible is amortized to expense on a straight-line basis over 4 years.

(17)

Deferred tax liability created as a result of purchase accounting—$71,000 (see footnote 12) and as a result of one time restructuring expenses—$26,000 (see footnote 23), $(24,000) discount on other real estate owned.

(18)

Yield adjustment to reflect the present value difference between portfolio yields and market rates as of October 12, 2007 for time deposits acquired in the merger. Yield adjustment is estimated using present value analysis and the yield adjustment is accreted into income over the lives of the related time deposits.

(19)

Yield adjustment to reflect the present value difference between portfolio costs and market rates as of October 12, 2007 for borrowings with comparable maturities. The yield adjustment is accreted into income over the lives of the related borrowings.

(20)	Cash payout of director and employee terminations and other benefits concurrent with the merger.
(21)	Par value of 961,931 shares of common stock issued in acquisition at $0.01 per share, less adjustment to eliminate common stock of City Savings Financial pursuant to purchase accounting.
(22)	Adjustment to paid in capital calculated as follows:

(In thousands)
Stock issued to City Savings Financial shareholders in the merger (961,931 shares at $10 per share)	$9,620
Less par value of common stock issued in merger (see footnote 18)	(10)

Adjustment to paid-in capital	$9,610

(23)	Adjustment of retained earnings calculated as follows:

(In thousands)
Eliminate existing City Savings Financial retained earnings	$(6,946)
One time restructuring expenses	(66)
Less tax effect of one time restructuring expenses at 39%	26

Adjustment to retained earnings	$(6,986)

(24)	Adjustment to accumulated other comprehensive loss, net of tax and employee stock ownership plan to eliminate these capital accounts of City Savings Financial pursuant to purchase accounting.

The following table presents pro forma unaudited income statement information for the nine months ended September 30, 2007, at the final offering amount, including 1,299,219 shares issued in the offering, 2,522,013 shares issued to LaPorte Savings Bank, MHC, and 961,931 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated Statement of Income

For the Nine Months Ended September 30, 2007

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Interest and dividend income	$10,385	$—		$10,385	$6,193	$97	(4)	$16,675
Interest expense	5,572	—		5,572	3,743	(67	) (5)	9,248

Net interest income	4,813	—		4,813	2,450	164		7,427
Provision for loan losses	9	—		9	1,085	—		1,094

Net interest income after provision for loan losses	4,804	—		4,804	1,365	164		6,333
Noninterest income	2,458	—		2,458	419	—		2,877
Noninterest expense	5,962	68	(2)	6,030	2,894	264	(6)	9,188

Income (loss) before income taxes	1,300	(68)		1,232	(1,110)	(100)		22
Income tax expense (benefit)	306	(27	) (7)	279	(443)	(39	) (7)	(203)

Net income (loss)	$994	$(41)		$953	$(667)	$(61)		$225

Basic EPS (8)	$—	$—		$0.26	$(1.24)	$—		$0.05
Diluted EPS (8)	$—	$—		$0.26	$(1.22)	$—		$0.05

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, for the final stock offering, offering expenses of $1,048,000, and establishment of an ESOP that will acquire 8.0% of the shares issued in the offering and the merger. The ESOP will purchase shares in the offering and possibly open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. The Federal Deposit Insurance Corporation has indicated that we may not, without its approval, reserve for issuance under the stock-based incentive plan an amount of restricted shares in excess of 4% of the shares issued in the stock offering and merger. Accordingly, the number of shares reserved for issuance under this stock-based incentive plan may be somewhat less than set forth herein. It is assumed that the shares in the equity incentive plan will be purchased in the open market. Open market purchases are assumed to occur at $10 per share. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. The estimated expense for the equity incentive plan, assuming gross proceeds are $13.0 million, is $141,000 pre-tax for the nine months ended September 30, 2007. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $9.1 million from the offering are invested at an average pretax yield of 4.05% for the nine months ended September 30, 2007 would be approximately $276,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of September 30, 2007. The estimated expense for the stock option plan assuming gross proceeds of $13.0 million and the granting of 234,375 options with a fair value of $3.80 per option and a five-year vesting period is $134,000 pretax for the nine months ended September 30, 2007. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the proforma consolidated income statement for LaPorte Bancorp. ESOP expense, pretax, for the nine months ended September 30, 2007 is estimated to be $68,000 based on an assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.

(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting, the accretion of the accretable yield for loans that qualified for treatment under SOP03-3 and the accretion of the discount on investment securities available-for-sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statement. The estimated reduction in interest income assuming funding requirements of $12.9 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.05 percent for the nine months ended September 30, 2007, would have been approximately $391,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of September 30, 2007. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$57
Accretion of investment securities discount from purchase accounting	20
Accretion of SOP03-3 loan yield from purchase accounting	20

Adjustment to interest income	$97

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Amortization of time deposit premium from purchase accounting	$(81)
Amortization of borrowings discount from purchase accounting	14

Adjustment to interest expense	$(67)

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$306
Amortization of customer relationship intangible	57
Elimination of City Savings Financial historical ESOP and MRP expenses	(99)

Adjustment to noninterest expense	$264

(7)	Marginal income tax rate of 39%.
(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments (*)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	3,647,122	(*)	3,647,122	539,138	422,793	4,609,053
Diluted EPS	N/A	3,647,122	(*)	3,647,122	547,985	413,946	4,609,053

* Shares sold in the offering	1,299,219
Shares issued to LaPorte Savings Bank, MHC	2,522,013
Less: Shares to be acquired by the ESOP (8% of shares sold in the offering and issued in the merger)	(180,894)
Plus: ESOP shares allocated or committed to be released during the period (based on allocations over 20 years)	6,784

Weighted average shares outstanding	3,647,122

The following table presents pro forma unaudited income statement information for the year ended December 31, 2006, at the final offering amount, including 1,299,219 shares issued in the offering, 2,522,013 shares issued to LaPorte Savings Bank, MHC, and 961,931 shares issued to shareholders of City Savings Financial in the merger.

Pro Forma Unaudited Condensed Consolidated

Statement of Income

For the Year Ended December 31, 2006

	LaPorte Bancorp Historical	Offering Adjustments (1)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments (3)		LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Interest and dividend income	$13,585	$—		$13,585	$9,004	$133	(4)	$22,722
Interest expense	6,945	—		6,945	5,195	(73	) (5)	12,067

Net interest income	6,640	—		6,640	3,809	206		10,655
Provision for loan losses	143	—		143	100	—		243

Net interest income after provision for loan losses	6,497	—		6,497	3,709	206		10,412
Noninterest income	1,956	—		1,956	763	—		2,719
Noninterest expense	7,093	90	(2)	7,183	4,109	248	(6)	11,540

Income (loss) before income taxes	1,360	(90)		1,270	363	(42)		1,591
Income tax expense (benefit)	243	(35	) (7)	208	(2)	(16	)(7)	190

Net income (loss)	$1,117	$(55)		$1,062	$365	$(26)		$1,401

Basic EPS (8)	$—	$—		$0.29	$0.70	$—		$0.30
Diluted EPS (8)	$—	$—		$0.29	$0.68	$—		$0.30

(1)

Shows the effect of the minority stock offering of LaPorte Bancorp, assuming gross proceeds of $13.0 million, for the final offering , offering expenses of $1,048,000, and establishment of an ESOP that will acquire 8.0% of the shares issued in the offering and the merger. The ESOP will purchase shares in the offering and possibly open market purchases. The loan taken down by the ESOP will be amortized over 20 years on a straight line basis. ESOP shares are assumed to be released at $10 per share. LaPorte Bancorp also intends to adopt an equity incentive plan that will purchase up to 1.96% of the pro forma shares outstanding. The Federal Deposit Insurance Corporation has indicated that we may not, without its approval, reserve for issuance under the stock-based incentive plan an amount of restricted shares in excess of 4% of the shares issued in the stock offering and merger. Accordingly, the number of shares reserved for issuance under this stock-based incentive plan may be somewhat less than set forth herein. It is assumed that the shares in the equity incentive plan will be purchased in the open market. Open market purchases are assumed to occur at $10 per share. Equity incentive plan shares are assumed to vest over five years on a straight-line basis. The estimated expense for the equity incentive plan, assuming gross proceeds of $13.0 million, is $187,000 pretax for the year ended December 31, 2006. LaPorte Bancorp also intends to adopt a stock option plan that will include 4.90% of the pro forma shares outstanding. Pursuant to an application of the Black-Scholes option pricing model, the stock options may be assumed to have a value of $3.80 per option. The option value will be expensed over the five year vesting period for the options and 25% of the option expense is assumed to be deductible for income tax purposes. The estimated interest income assuming net investable cash proceeds of $9.1 million from the offering are invested at an average pretax yield of 4.99 percent for the year ended December 31, 2006 would be approximately $454,000 pretax. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The estimated expense for the stock option plan assuming gross proceeds of $13.0 million and the granting of 234,375 options with a fair value of $3.80 per option and a five year vesting period is $178,000 pretax for the year ended December 31, 2006. Adjustments to record equity incentive plan expense, stock option plan expense, and interest income to be earned on net investable proceeds of the offering will be recorded as incurred. Since these estimates are speculative, they are not reflected in the calculations of pro forma income. Income taxes are calculated on an assumed marginal income tax rate of 39.0%. No expenses are included for merger-related charges, all of which are one time expenses.

(2)

The ESOP loan is assumed to be funded internally, so no interest income or expense is recorded on the pro forma consolidated income statement for LaPorte Bancorp. ESOP expense, pretax, for the year ended December 31, 2006 is estimated to be $90,000, based on the assumed fair value of $10 per share for shares expected to be released as the loan is repaid and the shares are no longer required to be held as collateral for the ESOP loan.

(3)	Reflects the purchase accounting and acquisition adjustments related to the acquisition of City Savings Financial for a price of $34.00 per share in cash and newly issued conversion stock.
(4)

Adjustment to interest income is the accretion of the loan discount on the City Savings Financial loans resulting from purchase accounting, the accretion of the accretable yield for loans that qualified for treatment under SOP 03-3 and the accretion of the discount on investment securities available-for-sale. Adjustments to record estimated interest income to be foregone as a result of funding the cash portion of the merger consideration paid to shareholders of City Savings Financial and the expenses of the acquisition will be recorded as incurred. Because they are non-recurring, these expenses are not reflected in the pro forma income statement. The estimated reduction in interest income assuming funding requirements of $12.9 million for the merger and related expenses, assuming such cash costs were funded with investments yielding 4.99 percent for the year ended December 31, 2006, would have been approximately $642,000. The yield utilized approximates the yield on a one year U.S. Treasury security as of December 31, 2006. The adjustment shown is calculated as follows:

(In thousands)
Accretion of loan discount from purchase accounting	$80
Accretion of investment securities discount from purchase accounting	27
Accretion of SOP03-3 loan yield from purchase accounting	26

Adjustment to interest income	$133

(5)	Adjustment to interest expense is calculated as follows:

(In thousands)
Accretion of time deposit premium from purchase accounting	$(92)
Amortization of borrowings discount from purchase accounting	19

Adjustment to interest expense	$(73)

(6)	Adjustment to noninterest expense is calculated as follows:

(In thousands)
Amortization of core deposit intangible	$365
Amortization of customer relationship intangible	76
Elimination of City Savings Financial historical ESOP and MRP expenses	(193)

Adjustment to noninterest expense	$248

(7)	Marginal income tax rate of 39%.
(8)	Calculated based on shares outstanding for EPS purposes as follows:

	LaPorte Bancorp Historical	Offering Adjustments (*)		LaPorte Bancorp Pro Forma As Converted	City Savings Financial Historical	Merger Adjustments	LaPorte Bancorp Pro Forma Consolidated
	(In thousands, except per share data)
Basic EPS	N/A	3,649,382	*	3,649,382	525,115	436,816	4,611,313
Diluted EPS	N/A	3,649,382	*	3,649,382	533,157	428,774	4,611,313

* Shares sold in the offering	1,299,219
Shares issued to LaPorte Savings Bank, MHC	2,522,013
Less: Shares to be acquired by the ESOP (8% of shares sold in the offering and issued in the merger)	(180,894)
Plus: ESOP shares allocated or committed to be released during the period (based on allocations over 20 years)	9,044

Weighted average shares outstanding	3,649,382